EXHIBIT 10.1(m)

THIS SUPPLEMENT SHALL NOT BE BINDING UPON

THE PORT AUTHORITY UNTIL DULY EXECUTED BY

AN EXECUTIVE OFFICER THEREOF AND DELIVERED

TO THE LESSEE BY AN AUTHORIZED REPRESENTATIVE

OF THE PORT AUTHORITY

Port Authority Lease No. ANA-170

Supplement No. 23

Facility: Newark Liberty International Airport

SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT, dated as of January 1, 2002, by and between THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called "Port Authority") and CONTINENTAL AIRLINES, INC. (hereinafter called the "Lessee");

WITNESSETH, That

WHEREAS, the Port Authority and People Express Airlines, Inc. (hereinafter called "People Express") as of January 11, 1985 entered into an agreement of lease (which agreement of lease as heretofore supplemented and amended is hereinafter called the "Lease"), covering certain premises, rights and privileges at and in respect to Newark Liberty International Airport (hereinafter called the "Airport") as therein set forth; and

WHEREAS, the Lease was thereafter assigned by said People Express to the Lessee pursuant to an Assignment of Lease with Assumption and Consent Agreement entered into among the Port Authority, the Lessee and People Express and dated August 15, 1987; and

WHEREAS, a certain Stipulation between the parties hereto was submitted for approval of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") covering the Lessee's assumption of the Lease as part of the confirmation of its reorganization plan in its Chapter 11 bankruptcy proceedings and as debtor and debtor in possession pursuant to the applicable provisions of United States Bankruptcy Code as set forth in and subject to the terms and conditions of said Stipulation (said Stipulation being hereinafter referred to as the "Stipulation"); and

WHEREAS, the Stipulation and the Lessee's assumption of the Lease was approved by the Bankruptcy Court by an Order thereof dated the 1st day of October, 1993; and

WHEREAS, the parties desire to amend the Lease in certain respects as hereinafter set forth;

NOW THEREFORE, the Port Authority and the Lessee hereby agree as follows:

    Effective as of January 1, 2002, paragraph (a) of Article IV to Schedule M of the Lease, as set forth in paragraph 2 of Supplement No. 15 to the Lease, shall be and be deemed deleted and the following new subparagraph "(a)" shall be deemed substituted in lieu thereof:

    "(a) The Port Authority may in its discretion purchase an item or perform a project involving capital improvements and replacements other than the Monorail Construction Work in connection with the Monorail System, including but not limited to any expenses related to an overhaul capital project incurred by the Port Authority, and in the event it does so, the Port Authority shall determine the portion of the Monorail Construction Costs paid or incurred by the Port Authority in connection therewith from and after the Monorail Fee Commencement Date up to and including December 31st for the calendar year during which the Monorail Fee Commencement Date occurs, or such subsequent calendar year during which such capital item or project is purchased or performed in connection with the Monorail System, which shall be the total of the elements of costs set forth in subparagraph (a)(1) of Section II hereof, said portion being hereinafter called the "Additional Capital Investment.""

    In 2002, the Port Authority made payments to the Monorail operator totaling Twenty Million Six Hundred Thousand Dollars and No Cents ($20,600,000.00) for system enhancements and accelerated mid-life overhaul work associated with the Monorail System. The Lessee acknowledges and agrees that effective as of January 1, 2002, the $20,600,000 in operating expenses incurred by the Port Authority shall be treated as Additional Capital Investment as set forth in Schedule M and be included as part of future Additional Construction Factors but shall be amortized over the remaining term of the original Monorail System. The Lessee further acknowledges and agrees that any future operating costs associated with the mid-life overhaul of the Monorail System shall be treated as Additional Capital Investment as set forth in Schedule M and included as part of future Additional Construction Factors but shall be amortized over the remaining term of the original Monorail System.
    The Lessee represents and warrants that no broker has been concerned in the negotiation of this Supplemental Agreement and that there is no broker who is or may be entitled to be paid a commission in connection therewith. The Lessee shall indemnify and save harmless the Port Authority of and from any and all claims for commission or brokerage made by any and all persons, firms or corporations whatsoever for services in connection with the negotiation and execution of this Supplemental Agreement.
    Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof, shall be charged personally by the Lessee with any liability, or held liable to it under any term or provision of this Supplemental Agreement, or because of its execution or attempted execution or because of any breach thereof.
    As hereby amended, all of the terms, covenants, provisions, conditions and agreements of the Lease shall be and remain in full force and effect.
    This Supplemental Agreement and the Lease which it amends constitute the entire agreement between the Port Authority and the Lessee on the subject matter, and may not be changed, modified, discharged or extended except by instrument in writing duly executed on behalf of both the Port Authority and the Lessee. The Lessee agrees that no representations or warranties shall be binding upon the Port Authority unless expressed in writing in the Lease or this Supplemental Agreement.

IN WITNESS WHEREOF, the Port Authority and the Lessee have executed these presents.

ATTEST: THE PORT AUTHORITY OF NEW YORK

OF NEW JERSEY

/s/ Karen E. Eastman By /s/ Francis A. Dimola

Secretary Francis A. Dimola

(Title) Assistant Director

Aviation Department

ATTEST: CONTINENTAL AIRLINES, INC.

/s/ Lori A. Gobillot By /s/ Holden Shannon

Asst Secretary

(Title) Holden Shannon

(Corporate Seal)

Senior Vice President

Global Real Estate

and Security

FORM XLD - Ack., N.J. 51380

For the Port Authority

STATE OF NEW YORK )

) ss.

COUNTY OF NEW YORK )

On the 6 day of January in the year 2005, before me, the undersigned, a Notary Public in and for said state, personally appeared Francis A. Dimola. Personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Peggy M. Spinnelli

(notarial seal and stamp)

Peggy M. Spinnelli

Notary Public, State of New York

No. 015P6057870

Qualified in New York County

Commission Expires April 30, 2007

For the Lessee

STATE OF )

) ss.

COUNTY OF )

On this 8th day of October, 2005, before me, the subscriber, a Notary Public, personally appeared Holden Shannon the Senior Vice President of Global Real Estate & Security, who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed with the corporate seal and delivered the same as such officer aforesaid and that the within instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its Board of Directors.

/s/ Dashawanda D. Mitchell

(notarial seal and stamp)

Dashawanda D. Mitchell

Notary Public

State of Texas

Comm Exp 04-04-2006